UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 13, 2025

COMMISSION FILE NUMBER:
1-6780
(Rayonier Inc.)
COMMISSION FILE NUMBER:
333-237246
(Rayonier, L.P.)
RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number
13-2607329
RAYONIER, L.P.
Incorporated in the State of Delaware
I.R.S. Employer Identification Number
91-1313292
1 Rayonier Way
Wildlight, Florida 32097
(Principal Executive Office)
Telephone Number: (
904
)
357-9100

Check the appropriate box below if the form
8-K
filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Exchange
Common Shares, no par value, of Rayonier Inc.	RYN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Rayonier Inc.:	Emerging growth company	☐
Rayonier, L.P.:	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Rayonier Inc.:	☐
Rayonier, L.P.:	☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 13, 2025, Rayonier Inc., a North Carolina corporation (“Rayonier”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PotlatchDeltic Corporation, a Delaware corporation (“PotlatchDeltic”), and Redwood Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Rayonier (“Merger Sub”).
The Merger Agreement provides for the combination of Rayonier and PotlatchDeltic in an all-stock
merger-
of-equals
transaction upon the terms and subject to the conditions set forth in the Merger Agreement. The combined company will operate under a new name to be announced prior to the closing, with its common shares trading on the New York Stock Exchange (“NYSE”). The board of directors of each of Rayonier and PotlatchDeltic have unanimously approved the Merger Agreement and the transactions contemplated thereby.
The Merger.
Upon the terms and subject to the conditions set forth in the Merger Agreement, PotlatchDeltic will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Rayonier. At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of PotlatchDeltic (“PotlatchDeltic Common Stock”), issued and outstanding immediately prior to the Effective Time (other than certain excluded shares) will be converted into the right to receive 1.7339 (the “Exchange Ratio”) common shares, without par value, of Rayonier (“Rayonier Common Shares”).
Post-Closing Governance.
Rayonier and PotlatchDeltic have also agreed to certain governance-related matters. At the Effective Time, the combined company’s board of directors will have ten members, consisting of (a) four members of the board of directors of Rayonier as of immediately prior to the Effective Time, (b) four members of the board of directors of PotlatchDeltic as of immediately prior to the Effective Time, and (c) Mark McHugh, the Chief Executive Officer of Rayonier and Eric J. Cremers, the Chief Executive Officer of PotlatchDeltic. In addition, effective as of the Effective Time, (i) Mr. McHugh will serve as the Chief Executive Officer of the combined company and (ii) Mr. Cremers will serve as the Executive Chair of the combined company for a term of two years. The Merger Agreement provides that, at the Effective Time, Rayonier will amend its bylaws in the form attached as Exhibit A to the Merger Agreement in order to provide, among other things, for specified director voting requirements to replace or remove the Chief Executive Officer or the Executive Chair of the combined company during the two years following the consummation of the Merger.
Closing Conditions.
The closing of the Merger is subject to conditions, including: (i) adoption by holders of PotlatchDeltic Common Stock of the Merger Agreement and approval by holders of Rayonier Common Shares of the issuance of Rayonier Common Shares in the Merger; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the effectiveness of a registration statement on Form
S-4
that will be filed by Rayonier for the issuance of Rayonier Common Shares in the Merger; (iv) the authorization of the listing of the Rayonier Common Shares on the NYSE to be issued in the Merger, subject only to official notice of issuance; (v) the accuracy of the representations and warranties of Rayonier and PotlatchDeltic (subject to certain qualifications); (vi) material compliance with each party’s covenants; (vii) the receipt by each of Rayonier and PotlatchDeltic of tax opinions that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “
Code
”), and (viii) the receipt by Rayonier of an opinion relating to the status of PotlatchDeltic as a real estate investment trust (“
REIT
”) under the Code and receipt by PotlatchDeltic of an opinion relating to the status of Rayonier as a REIT under the Code.
Representations, Warranties and Covenants.
The Merger Agreement contains representations and warranties from each of Rayonier and PotlatchDeltic. Additionally, the Merger Agreement provides for pre-closing
covenants of each of Rayonier and PotlatchDeltic, including (i) to use commercially reasonable efforts to carry on their respective businesses in all material respects in the ordinary course, consistent with past practice (subject to certain exceptions); (ii) to cooperate with respect to seeking regulatory approvals subject to specified limitations; (iii) to hold a meeting of its shareholders to obtain the requisite shareholder approvals contemplated by the Merger Agreement, as applicable; (iv) not to solicit proposals relating to alternative business combination transactions; and (v) subject to certain exceptions, not to enter into any discussion concerning, or provide confidential information in connection with, alternative business combination transactions.

Termination.
The Merger Agreement contains provisions granting each of Rayonier and PotlatchDeltic the right to terminate the Merger Agreement under specified circumstances, including: (i) if the Merger is not completed by July 13, 2026 (subject to an automatic extension of 90 calendar days in order to obtain required regulatory approvals if all other closing conditions have been satisfied or waived in certain circumstances); (ii) if either Rayonier’s shareholders fail to approve of the share issuance in connection with the Merger or PotlatchDeltic’s shareholders fail to adopt the Merger Agreement; (iii) if a governmental entity of competent jurisdiction, has issued a final, non-appealable
order, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger; (iv) if the other party has breached its representations, warranties or covenants in the Merger Agreement, subject to certain conditions; or (v) if the other party’s board of directors has changed its recommendation in connection with the Merger. Upon a termination of the Merger Agreement, under certain circumstances, Rayonier will be required to pay a termination fee to PotlatchDeltic of the lesser of $159 million or the maximum amount that could be paid to PotlatchDeltic without causing it to fail to meet the REIT requirements for such year. Upon a termination of the Merger Agreement, under certain circumstances, PotlatchDeltic will be required to pay a termination fee to Rayonier of the lesser of $138 million or the maximum amount that could be paid to Rayonier without causing it to fail to meet the REIT requirements for such year.
Special Dividend and Adjustment
. Concurrently with the announcement of the Merger Agreement, on October 13, 2025, Rayonier declared a one-time
special dividend of $1.40 per share, consisting of up to 25% in cash and the remainder in Rayonier Common Shares, which is payable on December 12, 2025 to holders of record of Rayonier Common Shares on October 24, 2025 (the “
Special Dividend
”). To equalize the economic impact of the Special Dividend, the parties have agreed that the Merger Consideration will be adjusted upon the record date of the Special Dividend (and calculated immediately following the distribution date of the Special Dividend). With respect to the stock allocation of the Special Dividend, the Exchange Ratio will be increased to a new exchange ratio (the “
Adjusted Exchange Ratio
”) that is equal to (i) the Exchange Ratio
plus
(ii) the
product
of (a) the Exchange Ratio and (b) the
difference
of (1) a ratio of (A) the number of issued and outstanding Rayonier Common Shares and units in the Rayonier operating partnership immediately after the Special Dividend divided
by (B) the number of issued and outstanding Rayonier Common Shares and units in the Rayonier operating partnership immediately prior to the Special Dividend minus
(2) one. With respect to the cash allocation of the Special Dividend, each share of PotlatchDeltic Common Stock shall be entitled to receive in the Merger an amount of cash that is equal to the product
of (i) the Exchange Ratio and (ii) a ratio of (a) the aggregate amount of cash distributed by Rayonier divided
by (b) the number of issued and outstanding Rayonier Common Shares and units in the Rayonier operating partnership immediately prior to the Special Dividend (the “
Cash Adjustment Amount
”).
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated by reference herein.
The Merger Agreement has been included to provide security holders and investors with information regarding its terms. It is not intended to provide any other factual information about Rayonier, PotlatchDeltic or any other person. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders and investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Rayonier or PotlatchDeltic. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Rayonier’s or PotlatchDeltic’s public disclosures.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Merger, on October 13, 2025, Mark D. McHugh, Rayonier’s President and Chief Executive Officer, and Eric J. Cremers, PotlatchDeltic’s President and Chief Executive Officer, each entered into letter agreements with Rayonier (the “McHugh Agreement” and “Cremers Agreement”, as applicable). Each of the McHugh Agreement and the Cremers Agreement will become effective as of, and is contingent upon the occurrence of, the Effective Time.

Letter Agreement with Mark D. McHugh
The McHugh Agreement provides that Mr. McHugh will be employed as President and Chief Executive Officer of the combined company and serve as a member of the combined company’s board of directors during the four-year period following the Effective Time. Upon the expiration of the term of the McHugh Agreement, Mr. McHugh’s employment as President and Chief Executive Officer will continue on an
“at-will”
basis.
Pursuant to the McHugh Agreement, Mr. McHugh will receive an annual base salary of $950,000, will be eligible for an annual cash incentive award with a target opportunity of 150% of his base salary beginning in the 2026 fiscal year, will be granted annual long-term incentive awards with a target grant date fair value of $3,600,000 beginning in the 2026 fiscal year, and will be provided employee benefits and perquisites generally consistent with those provided to other executive officers of the combined company. If at any point during the term of the McHugh Agreement, Mr. McHugh’s employment with the combined company is terminated without cause or he resigns for good reason, such termination of employment will be deemed to constitute a severance qualifying termination for purposes of the Rayonier Executive Severance Pay Plan.
The foregoing description of the McHugh Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the McHugh Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Letter Agreement with Eric J. Cremers
The Cremers Agreement provides that Mr. Cremers will serve as Executive Chairman of the Board for two years following the Effective Time.
Pursuant to the Cremers Agreement, Mr. Cremers will be entitled to receive the change in control severance to which he would be entitled in the event of an involuntary termination of employment under the PotlatchDeltic Severance Program for Executive Employees in the amount of $6,728,305, and full vesting of any outstanding equity awards held by Mr. Cremers as of immediately prior to the Effective Time, with any performance-based vesting conditions applicable to such equity awards deemed achieved in accordance with the terms of the Merger Agreement. Additionally, during the term of the Cremers Agreement, Mr. Cremers will receive an annual base salary of $600,000, will be eligible for an annual cash incentive award with a target opportunity of 125% of his base salary beginning in the 2026 fiscal year for the portion of the year following the Effective Time, will be granted annual long-term incentive awards with a target grant date fair value of 300% of his annual base salary beginning in the 2027 fiscal year, and will be provided employee benefits and perquisites generally consistent with those provided to other executive officers of the combined company.
Upon Mr. Cremer’s termination of employment at the conclusion of the term of the Cremers Agreement, Mr. Cremers will remain eligible for a prorated bonus for the year of termination, determined based on actual performance, and retirement treatment for purposes of any equity awards granted to Mr. Cremers at or following the Effective Time. If Mr. Cremers’s employment is terminated by the combined company without Cause or by Mr. Cremers for Good Reason (each as defined in the Severance Program for Executive Employees) prior to the completion of the term of the Cremers Agreement, then subject to Mr. Cremers’s execution and nonrevocation of a release agreement and his continued compliance with the restrictive covenants contained in the Cremers Agreement, Mr. Cremers will be eligible to receive continued payment of his annual base salary for the remainder of the two-year
term, the prorated bonus and retirement treatment for purposes of any equity awards granted to Mr. Cremers at or following the Effective Time.
The foregoing description of the Cremers Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cremers Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Change in Control Treatment
The Merger Agreement provides that the Merger will constitute a change in control for purposes of many of Rayonier’s compensatory arrangements, including for purposes of the Rayonier Executive Severance Pay Plan and Rayonier’s equity awards.
In connection with the Merger and consistent with the treatment of PotlatchDeltic equity awards, Rayonier has determined that any performance-based vesting conditions applicable to a performance-based restricted stock unit award in respect of Rayonier Common Shares will be deemed achieved based on the greater of target performance and the actual level of performance, such that each such award that is outstanding as of immediately prior to the Effective Time will only be subject to time-based vesting conditions at and following the Effective Time.
Item 8.01 Other Events.
On October 14, 2025, Rayonier and PotlatchDeltic issued a joint press release announcing that they had entered into the Merger Agreement.
Also on October 14, 2025, Rayonier and PotlatchDeltic released a joint investor presentation. A copy of the joint investor presentation is attached hereto as Exhibit 99.2 and incorporated by reference herein.
In addition, on October 14, 2025, Rayonier issued a press release announcing that its board of directors had declared a one-time,
special dividend of $1.40 per Rayonier Common Share. A copy of the press release is attached hereto as Exhibit 99.3, and incorporated by reference herein.
Cautionary Statement Regarding Forward-Looking Information
This communication contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Rayonier Inc.’s and PotlatchDeltic Corporation’s current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed Merger involving Rayonier Inc. and PotlatchDeltic Corporation, including future financial and operating results, Rayonier Inc.’s and PotlatchDeltic Corporation’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the transaction, and other statements that are not historical facts, including expected synergies, harvest schedules, timberland acquisitions and dispositions, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this communication will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation: the ability to timely or at all obtain the requisite Rayonier Inc. and PotlatchDeltic Corporation shareholder approvals; the risk that Rayonier Inc. or PotlatchDeltic Corporation may be unable to obtain required governmental and regulatory approvals required for the Merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger); the risk that an event, change or other circumstance could give rise to the termination of the proposed Merger; the risk that a condition to closing of the Merger may not be satisfied on a timely basis or at all; the risk that the timing to consummate the proposed Merger may be delayed; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that any announcement relating to the proposed transaction could have adverse effects on the market price of Rayonier Inc.’s Common Shares or PotlatchDeltic Corporation’s Common Stock; the risk of litigation related to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees, contractors, suppliers, vendors or joint venture partners; the diversion of management time in connection with the proposed transaction; the challenging macroeconomic environment, including disruptions in the timberlands, real estate, land based solutions, and wood products manufacturing industries; the ability of PotlatchDeltic Corporation and Rayonier Inc. to refinance their existing financing arrangements on favorable terms; the cost and availability of third-party logging and trucking services; the geographic concentration of a significant portion of PotlatchDeltic Corporation’s and Rayonier Inc.’s timberland; changes in environmental laws and regulations regarding timber harvesting, wood products manufacturing, delineation of wetlands, endangered species, the development of solar, carbon capture and storage, and carbon credit projects, and development of real estate generally that may restrict or adversely impact PotlatchDeltic Corporation’s or Rayonier Inc.’s ability to conduct their respective businesses, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, including changes in law, policy and political factors beyond our control; the availability and cost of financing for real estate development and mortgage loans, changes in tariffs, taxes or treaties relating to the import and export of PotlatchDeltic Corporation’s and Rayonier Inc.’s products, including those of their respective customers; changes in key management and personnel; PotlatchDeltic Corporation’s and Rayonier Inc.’s ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust; changes in tax laws that could adversely affect beneficial tax treatment; and other risks and uncertainties identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of each of PotlatchDeltic Corporation’s and Rayonier Inc.’s most recent Annual Reports on Form
10-K,
any subsequently filed Quarterly Reports on Form
10-Q,
and other risks as identified from time to time in its Securities and Exchange Commission (“SEC”) reports by both companies.
Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Each of Rayonier Inc. and PotlatchDeltic Corporation undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Important Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed Merger, Rayonier Inc. will file a registration statement on Form
S-4,
which will include a document that serves as a prospectus of Rayonier Inc. and a joint proxy statement of Rayonier Inc. and PotlatchDeltic Corporation (the “joint proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive joint proxy statement/prospectus will be sent to Rayonier Inc.’s and PotlatchDeltic Corporation’s shareowners. Investors and security holders will be able to obtain the registration statements and the joint proxy statement/prospectus free of charge from the SEC’s website or from Rayonier Inc. or PotlatchDeltic Corporation. The documents filed by PotlatchDeltic Corporation with the SEC may be obtained free of charge at PotlatchDeltic Corporation’s website at www.potlatchdeltic.com or at the SEC’s website at www.sec.gov. The documents filed by Rayonier Inc. with the SEC may be obtained free of charge at Rayonier Inc.’s website at www.ryonier.com or at the SEC’s website at www.sec.gov.
Participants in the Solicitation
PotlatchDeltic Corporation, Rayonier Inc. and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of PotlatchDeltic Corporation, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in PotlatchDeltic Corporation’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2025, including under the headings “Compensation Discussion and Analysis,” “Compensation of Directors,” “Equity Compensation Plan Information,” and “Security Ownership.” To the extent holdings of PotlatchDeltic Corporation’s Common Stock by the directors and executive officers of PotlatchDeltic Corporation have changed from the amounts of PotlatchDeltic Corporation’s Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), in each case filed with the SEC, including: the Forms 4 filed by Anne Alonzo on May 8, 2025, Linda Breard on May 8, 2025, Michael Covey on May 8, 2025, Ashlee Cribb on July 28, 2025, James DeCosmo on May 8, 2025, William Driscoll on April 1, 2025, May 2, 2025, May 8, 2025, June 10, 2025, July 1, 2025 and October 2, 2025, Mark Leland on May 8, 2025, Larry Peiros on May 8, 2025 and Lenore Sullivan on May 8, 2025. Information about the directors and executive officers of Rayonier Inc., including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Rayonier Inc.’s proxy statement for its 2025 Annual Meeting of

Shareholders, which was filed with the SEC on April 2, 2025, including under the headings “Director Compensation” and “Compensation Discussion and Analysis.” To the extent holdings of Rayonier Inc.’s Common Shares by the directors and executive officers of Rayonier Inc. have changed from the amounts of Rayonier Inc.’s Common Shares held by such persons as reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, in each case filed with the SEC, including: the Forms 4 filed by Keith Bass on April 9, 2025, May 19, 2025, June 2, 2025 and September 2, 2025, Mark Bridwell on April 2, 2025, April 4, 2025 and April 15, 2025, Christopher Corr on April 2, 2025, April 4, 2025 and April 15, 2025, Gregg Gonsalves on May 19, 2025, Scott Jones on May 19, 2025, Larkin Martin on May 19, 2025, Douglas Long on April 2, 2025, April 4, 2025 and April 15, 2025, Mark McHugh on April 2, 2025, April 4, 2025 and April 15, 2025, Meridee Moore on May 19, 2025, Ann Nelson on May 19, 2025, Shelby Pyatt on April 2, 2025, April 4, 2025 and April 15, 2025, Matthew Rivers on May 19, 2025, Rhett Rogers on April 2, 2025, April 4, 2025 and April 15, 2025, April Tice on April 2, 2025, April 4, 2025 and April 15, 2025 and Andrew Wiltshire on May 19, 2025. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the registration statement and joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from PotlatchDeltic Corporation and Rayonier Inc. as indicated above.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 13, 2025, by and among Rayonier Inc., PotlatchDeltic Corporation and Redwood Merger Sub, LLC.†

10.1	Employment Agreement, dated October 13, 2025, by and between Rayonier Inc. and Mark D. McHugh

10.2	Employment Agreement, dated October 13, 2025, by and between Rayonier Inc. and Eric J. Cremers

99.1	Joint Press Release, dated October 14, 2025

99.2	Joint Investor Presentation, dated October 14, 2025

99.3	Press Release Announcing Special Dividend, dated October 14, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

†
Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation
S-K.
Rayonier hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC.

BY:	/s/ Mark R. B ridwell
Mark R. Bridwell
Senior Vice President, General Counsel and Corporate Secretary
RAYONIER, L.P.

By: RAYONIER INC., its sole general partner

BY:	/s/ Mark R. Bridwell
Mark R. Bridwell
Senior Vice President, General Counsel and Corporate Secretary
October 14, 2025